Exhibit 99.1

Investor Contact:	Media Contact:
Robert LaFleur	Erin Pagán
407-613-3327	407-613-3771
Robert.Lafleur@hgv.com	Erin.Pagan@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations reports second-quarter 2018 results; raises guidance

ORLANDO, Fla. (Aug. 1, 2018) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its second-quarter results. Highlights include:

•	Diluted EPS was $1.10 and net income was $107 million for the second quarter.
•	Adjusted EBITDA was $175 million for the second quarter.
•	Contract sales for the second quarter increased 10.5 percent from the same period in 2017.
•	Net Owner Growth (NOG) for the 12 months ending June 30, 2018, was 7.2 percent.
•	Acquired the Quin in New York City for $176 million with plans to convert existing hotel rooms into 212 timeshare units.
•	Announced it made a $41 million deposit to purchase 87 of the 375 hotel rooms within the Hilton Los Cabos Beach and Golf Resort in Los Cabos, Mexico.
•	Opened The Residences by Hilton Club in New York City and began sales at Ocean Enclave in Myrtle Beach, South Carolina.
•

Adoption of ASC 606 increased second-quarter reported revenues and operating expenses compared to the previous accounting guidance. Under the previous accounting guidance, second quarter revenue, net income and adjusted EBITDA increased 8.9 percent, 27.5 percent and 12.3 percent respectively.

Overview

For the three months ended June 30, 2018, diluted EPS was $1.10 compared to $0.51 for the three months ended June 30, 2017. Net income was $107 million for the three months ended June 30, 2018, compared to $51 million for the three months ended June 30, 2017, and adjusted EBITDA was $175 million for the three months ended June 30, 2018, compared to $106 million for the three months ended June 30, 2017.

Total revenues for the three months ended June 30, 2018, were $563 million, compared to $439 million for the three months ended June 30, 2017.

Adoption of ASC 606 increased revenue for the three months ended June 30, 2018, by $85 million compared to the previous accounting guidance. The comparable increase was $42 million to net income, $0.44 per diluted share to EPS and $56 million to adjusted EBITDA.

“The solid execution of our teams in the U.S. and Japan has delivered consecutive quarters of strong operating performance, including contract sales, Net Owner Growth and strategic deployment of capital,” says Mark Wang, president and CEO, Hilton Grand Vacations. “As a result, we are raising guidance based on the momentum we’re experiencing across the company and from sales of our new Ocean Tower project, which demonstrates how the investments we’re making position us well to accelerate continued growth.”

Segment Highlights – Second Quarter

Real Estate Sales and Financing

Real Estate Sales and Financing segment revenue was $435 million in the second quarter of 2018, an increase of 34.7 percent, compared to the same period in 2017. Real Estate Sales and Financing segment adjusted EBITDA was $163 million in the second quarter of 2018, compared to $99 million in the same period in 2017. Real Estate Sales and Financing segment adjusted EBITDA margin as a percentage of Real Estate Sales and Financing segment revenues was 37.5 percent in the second quarter of 2018, compared to 30.7 percent for the same period in 2017.

Contract sales were $357 million in the second quarter of 2018, an increase of 10.5 percent compared to the same period in 2017. Fee-for-service contract sales represented 54.1 percent of total contract sales in the second quarter of 2018, compared to 51.4 percent in the same period in 2017. Tours increased 8.2 percent to 94,269 in the second quarter of 2018, compared to the same period in 2017. Volume Per Guest (VPG) for the second quarter of 2018 was $3,597, an increase of 2.7 percent compared to the same period in 2017.

Under the guidelines of ASC 606, sales of Vacation Ownership Intervals (VOIs) and all related direct expenses for projects under construction are deferred until construction is fully complete. In the second quarter of 2018, HGV completed construction at The Residences in New York City, and the property received its certificate of occupancy. As such, during the quarter, the Company recognized deferred revenues and expenses related to sales at The Residences that were made prior to May 2018, including sales that occurred prior to 2018 that had been recognized on a percentage of completion basis under the previous accounting guidance. As part of the adoption of ASC 606, those recognitions had been reversed at the beginning of 2018.

During the quarter, HGV also continued to defer recognition of revenues and direct expenses related to sales at its Ocean Tower property in Waikoloa, Hawaii, which remains under construction. The company expects to recognize these revenues and expenses in the fourth quarter of 2018.

Under ASC 606, HGV’s second quarter 2018 real estate margin reflects the net recognition of $87 million in sales of VOI revenue, $20 million of cost of VOI sales and $11 million of sales and marketing expense, net compared to the previous accounting guidance.

Additionally, second quarter of 2017 real estate results were positively impacted by a non-recurring benefit from forfeiture revenue realized on marketing packages, which reduced sales and marketing expenses by $10 million.

Financing revenues were $39 million in the second quarter of 2018, an increase of 8.3 percent compared to the same period in 2017.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination was 749 for the six months ended June 30, 2018, compared to 745 for the six months ended June 30, 2017. For the six months ended June 30, 2018, 65.1 percent of HGV’s sales were to customers who financed part of their purchase.

As of June 30, 2018, gross timeshare financing receivables were $1.2 billion with a weighted average interest rate of 12.2 percent and a weighted average remaining term of 7.7 years. As of June 30, 2018, 2.2 percent of HGV’s financing receivables were more than 30 days past due and not in default.

Resort Operations and Club Management

Resort Operations and Club Management segment revenue was $98 million in the second quarter of 2018, an increase of 6.5 percent compared to the same period in 2017. Resort Operations and Club Management segment adjusted EBITDA was $58 million in the second quarter of 2018, compared to $52 million in the same period in 2017. Resort Operations and Club Management segment adjusted EBITDA margin as a percentage of Resort Operations and Club Management segment revenues was 59.2 percent in the second quarter of 2018, compared to 56.5 percent for the same period in 2017.

Inventory

The estimated contract sales value of HGV’s pipeline of available inventory is approximately $7.8 billion at current pricing or approximately 5.8 years of sales at the current trailing 12-month sales pace. The estimated contract sales value of HGV’s pipeline of available owned inventory is approximately $5.1 billion or approximately 3.8 years of sales. The estimated contract sales value of HGV’s pipeline of available fee-for-service inventory is approximately $2.7 billion or approximately 2 years of sales.

Of the current pipeline of available inventory, 42 percent is considered just-in-time and 35 percent is considered fee-for-service. As such, the Company considers 77 percent of its pipeline of available inventory to be capital efficient.

Balance Sheet and Liquidity

As of June 30, 2018, HGV had $637 million of corporate debt outstanding with a weighted average interest rate of 5.2 percent and $604 million of non-recourse debt outstanding with a weighted average interest rate of 2.7 percent.

Total cash and cash equivalents was $203 million as of June 30, 2018, including $72 million of restricted cash.

Free cash flow, which the Company defines as cash from operating activities, less non-inventory capital spending, was ($163) million for the six months ending June 30, 2018, compared to $156 million for the six months ending June 30, 2017. Adjusted free cash flow, which the Company defines as free cash flow less non-recourse debt activity, net was ($143) million for the six months ending June 30, 2018, compared to $111 million for the six months ending June 30, 2017.

Outlook

Full-Year 2018

•	2018 guidance reflects the modified retrospective adoption of ASC 606 and may not be comparable to prior year presentations.
•	Net income is projected to be between $285 million and $300 million.
•	EPS is projected to be between $2.91 and $3.06.
•

Adjusted EBITDA is projected to be between $489 million and $504 million, which includes $67 million of net deferral impact related to a project under construction in 2017, due to the adoption of ASC 606.

•	Full-year contract sales are expected to increase between 9 and 11 percent.
•	Fee-for-service contract sales are expected to be between 50 and 55 percent of full-year contract sales.
•	Free cash flow is projected to be between ($240) million and ($280) million.
•	Adjusted free cash flow is projected to be between ($20) million and ($80) million.(1)
•

Inventory spending, which is included in cash flow from operating activities, is projected to be between $510 million and $530 million. In addition to ongoing and previously announced projects and initiatives, this amount includes approximately $140 million of anticipated spending on new projects during 2018 that have not yet been announced.

(1)	Adjusted free cash flow represents free cash flow less non-recourse debt activity, net.

Transactions and Subsequent Events

During the second quarter, HGV acquired the Quin, a 208-room hotel located in New York City for $176 million. It plans to convert the existing rooms into 212 studios and one- and two-bedroom timeshare units. The property will remain open during renovations and, pending registration, sales are anticipated to begin in the fourth quarter of 2019. The Quin is the latest addition to HGV’s New York City portfolio of urban timeshare properties, which also includes The Residences by Hilton Club, The Hilton Club – New York and West 57th Street by Hilton Club.

HGV has made a $41 million deposit to purchase 87 of the 375 hotel rooms within the Hilton Los Cabos Beach and Golf Resort in Los Cabos, Mexico. It plans to convert the 87 rooms into 74 timeshare units. The total project investment is expected to be approximately $50 million, including the deposit, renovations and start-up costs. Pending completion of the condominiumization of the entire resort, HGV expects to obtain title and begin renovations to its 87 units in mid-2019, with sales expected to commence by the end of 2019.  The AAA Four-Diamond oceanfront resort is situated on 11.3 acres along the San Jose-San Lucas corridor at the tip of the Baja California peninsula and offers access to one of the area’s only swimmer-friendly beaches.

Conference Call

Hilton Grand Vacations will host a conference call on Aug. 2, 2018, at 11 a.m. (EDT) to discuss second-quarter results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-888-312-3049 in the U.S. or +1-323-794-2112 internationally. Please use conference ID# 2656130. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 or +1-719-457-0820 internationally and use conference ID# 2656130.

New Accounting Standards and Adjusted Results

HGV adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”), on Jan. 1, 2018, under the modified retrospective method of adoption. The following are some of the significant changes to the Company’s consolidated financial statements:

•

Revenue and direct expense related to sales of VOIs under construction will be recognized when construction is completed, as opposed to recognizing revenue and related expenses under a percentage of completion method;

•	Revenue on prepaid discounted vacation packages will be recognized proportionately as packages are redeemed, as opposed to when the likelihood of redemption is considered remote; and
•	Revenue and expense related to certain sales incentives where HGV acts as the agent will be recognized on a net basis, as opposed to recognized on a gross basis.

The following tables show the estimated impacts that the ASC 606 adjustments would have had to HGV’s quarterly and annual 2017 operating results, EBITDA and adjusted EBITDA, if HGV had adopted ASC 606 utilizing the full retrospective method of adoption.

	2017 Results Prior to ASC 606
($ in millions, except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total revenues	$399	$439	$426	$447	$1,711
Total operating expenses	316	348	350	360	1,374
Net income	50	51	43	183	327
Earnings per share:
Basic	$0.51	$0.51	$0.43	$1.85	$3.30
Diluted	$0.51	$0.51	$0.43	$1.83	$3.28

Net income	$50	$51	$43	$183	$327
Interest expense	7	7	7	6	27
Income tax expense (benefit)	26	33	28	(103)	(16)
Depreciation and amortization	7	7	7	8	29
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated entities	—	—	2	1	3
EBITDA	90	98	87	95	370
Other (gain) loss, net	—	—	(1)	1	—
Share-based compensation expense	3	5	5	2	15
Other adjustment items (1)	1	3	3	3	10
Adjusted EBITDA	$94	$106	$94	$101	$395

(1)	For the year ended Dec. 31, 2017, amount includes $8 million of costs associated with the spin-off transaction.

	2017 Results Adjusted for ASC 606 Adoption
(in millions, except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total revenues	$387	$414	$411	$424	$1,636
Total operating expenses	307	340	342	344	1,333
Net income	47	41	39	166	293
Earnings per share:
Basic	$0.48	$0.41	$0.39	$1.67	$2.95
Diluted	$0.48	$0.41	$0.39	$1.66	$2.94

Net income	$47	$41	$39	$166	$293
Interest expense	7	7	7	6	27
Income tax expense (benefit)	26	26	25	(92)	(15)
Depreciation and amortization	7	7	7	6	27
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	1	3
EBITDA	87	81	80	87	335
Other (gain) loss, net	—	—	(1)	1	—
Share-based compensation expense	3	5	5	2	15
Other adjustment items (1)	1	3	3	5	12
Adjusted EBITDA	$91	$89	$87	$95	$362

(1)	For the year ended Dec. 31, 2017, amount includes $8 million of costs associated with the spin-off transaction.

The following table includes revenue and expenses expected to be recognized in the future related to sales of VOIs under construction as of June 30, 2018:

		Expected Recognition Period
($ in millions)	Remaining Performance Obligation	Q3 2018	Q4 2018
Deferred revenues
Sales of VOI's under construction	$109	$—	$109
Deferred expenses
Cost of VOI sales	37	—	37
Sales, marketing, general and administrative expenses	15	—	15

The following tables provide supplemental information of sales of VOIs for project(s) under construction for six months ended June 30, 2018, and for the year ended Dec. 31, 2017, under the guidance of ASC 605, Revenue Recognition (“ASC 605”) and ASC 978-605, Real Estate – Time-Sharing Activities, Revenue Recognition, which is also referred to herein as the “previous accounting guidance.”

	2018
($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs	$59	$(87)	$—	$—	$(28)
Cost of VOI sales	(18)	20	—	—	2
Sales, marketing, general and administrative expense	(8)	11	—	—	3

During the first quarter of 2018, the Company deferred revenue and related direct expenses from the sales of VOIs for two projects under construction until construction is completed. During the second quarter of 2018, the Company recognized revenue and related direct expenses for a completed project, partially offset by the deferred revenue and related direct expenses from the sales of VOIs for one project under construction.

	2017
($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs	$9	$13	$11	$17	$50
Cost of VOI sales	(5)	(3)	(3)	(5)	(16)
Sales, marketing, general and administrative expense	(1)	(2)	(2)	(2)	(7)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our management’s beliefs, expectations and assumptions and information currently available to our management, and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: inherent business, financial and operating risks of the timeshare industry; adverse economic or market conditions that may affect the purchasing and vacationing decisions of consumers or otherwise harm our business; intense competition in the timeshare industry, which could lead to lower revenue or operating margins; the termination of material fee-for-service agreements with third parties; the ability of the Company to manage risks associated with our international activities, including complying with laws and regulations affecting our international operations; exposure to increased economic and operational uncertainties from expanding global operations, including the effects of foreign currency exchange; potential liability under anti-corruption and other laws resulting from our global operations; changes in tax rates and exposure to additional tax liabilities; the impact of future changes in legislation, regulations or accounting pronouncements; acquisitions, joint ventures, and strategic alliances that that may not result in expected benefits and that may have an adverse effect on our business; our dependence on development activities to secure inventory; cyber-attacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position; disclosure of personal data that could cause liability and harm to our reputation; abuse of our advertising or social platforms that may harm our reputation or user engagement; outages, data losses, and disruptions of our online services; claims against us that may result in adverse outcomes in legal disputes; risks associated with our debt agreements and instruments, including variable interest rates, operating and financial restrictions, and our ability to service our indebtedness; the continued service and availability of key executives and employees; and catastrophic events or geopolitical conditions that may disrupt our business. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

You should not put undue reliance on any forward-looking statements in this press release. The risk factors discussed in our filings with the Securities and Exchange Commission, including “Part I—Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended Dec. 31, 2017, “Part II-Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and those described from time to time in our future reports could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We undertake no obligation to publicly update or review any forward-looking statement or information to conform to actual results, whether as a result of new information, future developments, changes in the Company’s expectations, or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, adjusted EBITDA, adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the schedules in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Fla., Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 295,000 Club Members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

TABLE OF CONTENTS

CONDENSED CONSOLIDATED BALANCE SHEETS	T-6
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-7
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-8
FREE CASH FLOWS RECONCILIATION	T-9
SEGMENT REVENUE RECONCILIATION	T-10
SEGMENT EBITDA TO NET INCOME	T-11
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-12
FINANCING MARGIN DETAIL SCHEDULE	T-13
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-14
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-15
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-16
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-17
EFFECTS OF NEW ACCOUNTING STANDARD
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS – THREE MONTHS ENDED JUNE 30, 2018	T-18
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS – SIX MONTHS ENDED JUNE 30, 2018	T-19
SEGMENT EBITDA TO NET INCOME – THREE MONTHS ENDED JUNE 30, 2018	T-20
SEGMENT EBITDA TO NET INCOME – SIX MONTHS ENDED JUNE 30, 2018	T-21
REAL ESTATE MARGIN – THREE MONTHS ENDED JUNE 30, 2018	T-22
REAL ESTATE MARGIN – SIX MONTHS ENDED JUNE 30, 2018	T-23
FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION	T-24
SUPPLEMENTAL INFORMATION – REAL ESTATE MARGIN	T-25

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Cash and cash equivalents	$131	$246
Restricted cash	72	51
Accounts receivable, net	138	112
Timeshare financing receivables, net	1,089	1,071
Inventory	544	509
Property and equipment, net	411	238
Investment in unconsolidated affiliate	33	41
Intangible assets, net	73	72
Other assets	117	44
TOTAL ASSETS	$2,608	$2,384
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$299	$339
Advanced deposits	95	104
Debt, net	637	482
Non-recourse debt, net	604	583
Deferred revenues	226	109
Deferred income tax liabilities	230	249
Total liabilities	2,091	1,866
Commitments and Contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of June 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 96,897,051 issued and outstanding as of June 30, 2018 and 99,136,304 issued and outstanding as of December 31, 2017	1	1
Additional paid-in capital	170	162
Accumulated retained earnings	346	355
Total equity	517	518
TOTAL LIABILITIES AND EQUITY	$2,608	$2,384

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Sales of VOIs, net	$250	$143	$328	$261
Sales, marketing, brand and other fees	146	144	271	274
Financing	39	36	77	71
Resort and club management	37	35	76	71
Rental and ancillary services	53	47	104	93
Cost reimbursements	38	34	74	68
Total revenues	563	439	930	838
Expenses
Cost of VOI sales	61	34	80	67
Sales and marketing	193	169	354	321
Financing	12	11	23	21
Resort and club management	11	10	22	20
Rental and ancillary services	30	31	58	58
General and administrative	30	29	53	52
Depreciation and amortization	8	7	16	14
License fee expense	25	23	48	43
Cost reimbursements	38	34	74	68
Total operating expenses	408	348	728	664
Interest expense	(8)	(7)	(15)	(14)
Equity in losses from unconsolidated affiliates	(2)	—	(1)	—
Other gain, net	1	—	—	—
Income before income taxes	146	84	186	160
Income tax expense	(39)	(33)	(49)	(59)
Net income	$107	$51	$137	$101
Earnings per share:
Basic	$1.10	$0.51	$1.40	$1.02
Diluted	$1.10	$0.51	$1.39	$1.02

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Operating Activities
Net income	$107	$51	$137	$101
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	8	7	16	14
Amortization of deferred financing costs and other	2	2	3	3
Provision for loan losses	18	16	30	27
Share-based compensation	5	5	8	8
Deferred income (benefits) taxes	2	(5)	(6)	1
Other gain, net	(1)	—	—	—
Equity in losses from unconsolidated affiliates	2	—	1	—
Distributions received from unconsolidated affiliates	1	—	2	—
Net changes in assets and liabilities:
Accounts receivable, net	(21)	(8)	(26)	—
Timeshare financing receivables, net	(33)	(31)	(48)	(35)
Inventory	30	16	11	22
Purchase of operating property for future conversion to inventory	(176)	—	(176)	—
Other assets	(7)	10	(58)	(19)
Accounts payable, accrued expenses and other	—	—	(42)	36
Advanced deposits	3	(7)	8	(3)
Deferred revenues	(101)	(14)	4	22
Other	2	—	2	—
Net cash (used in) provided by operating activities	(159)	42	(134)	177
Investing Activities
Capital expenditures for property and equipment	(6)	(7)	(20)	(15)
Software capitalization costs	(5)	(4)	(9)	(6)
Return of investment from unconsolidated affiliates	2	—	11	—
Investment in unconsolidated affiliates	—	—	(5)	—
Net cash used in investing activities	(9)	(11)	(23)	(21)
Financing Activities
Issuance of debt	160	—	160	—
Issuance of non-recourse debt	100	—	100	350
Repurchase and retirement of common stock	—	—	(112)	—
Repayment of non-recourse debt	(41)	(51)	(80)	(395)
Repayment of debt	(2)	(2)	(5)	(5)
Debt issuance costs	—	—	(2)	(5)
Proceeds from stock options exercises	—	1	—	1
Payment of withholding taxes on vesting of restricted stock units	—	—	(1)	—
Capital contribution	—	—	3	—
Net cash provided by (used in) financing activities	217	(52)	63	(54)
Net (decrease) increase in cash, cash equivalents and restricted cash	49	(21)	(94)	102
Cash, cash equivalents and restricted cash, beginning of period	154	274	297	151
Cash, cash equivalents and restricted cash, end of period	$203	$253	$203	$253

Supplemental disclosure of non-cash operating activities:
Cumulative effect of adoption of new accounting standards	$—	$—	$38	$—

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash Flow (used in) provided by operations	$(159)	$42	$(134)	$177
Capital expenditures for property and equipment	(6)	(7)	(20)	(15)
Software capitalization costs	(5)	(4)	(9)	(6)
Free Cash Flow	(170)	31	(163)	156
Non-recourse debt activity, net	59	(51)	20	(45)
Adjusted Free Cash Flow (1)	$(111)	$(20)	$(143)	$111

(1)	Adjusted free cash flow represents free cash flow less non-recourse debt activity, net

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Real estate sales and financing	$435	$323	$676	$606
Resort operations and club management	98	92	196	180
Segment revenues	533	415	872	786
Cost reimbursements	38	34	74	68
Intersegment eliminations	(8)	(10)	(16)	(16)
Total revenues	$563	$439	$930	$838

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA TO NET INCOME

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Income	$107	$51	$137	$101
Interest expense	8	7	15	14
Income tax expense	39	33	49	59
Depreciation and amortization	8	7	16	14
Interest expense, depreciation and amortization included in equity in losses from unconsolidated affiliates	1	—	2	—
EBITDA	163	98	219	188
Other gain, net	(1)	—	—	—
Share-based compensation expense	5	5	8	8
Other adjustment items (1)	8	3	10	4
Adjusted EBITDA	$175	$106	$237	$200

Adjusted EBITDA:
Real estate sales and financing (2)	$163	$99	$207	$182
Resort operations and club management (2)	58	52	117	103
Segment Adjusted EBITDA	221	151	324	285
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	(1)	—	1	—
License fee expense	(25)	(23)	(48)	(43)
General and administrative (3)	(20)	(22)	(40)	(42)
Adjusted EBITDA	$175	$106	$237	$200
Adjusted EBITDA margin %	31.1%	24.1%	25.5%	23.9%
EBITDA margin %	29.0%	22.3%	23.5%	22.4%

(1)

Includes costs associated with the spin-off transaction of $5 million and $2 million for the three months ended June 30, 2018 and 2017, respectively, and $7 million and $3 million for the six months ended June 30, 2018 and 2017, respectively.

(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Contract sales	$357	$323	$686	$610
Tour flow	94,269	87,114	171,969	159,519
VPG	$3,597	$3,503	$3,778	$3,609
Owned contract sales mix	45.9%	48.6%	47.1%	44.4%
Fee-for-service contract sales mix	54.1%	51.4%	52.9%	55.6%
Sales of VOIs, net	$250	$143	$328	$261
Adjustments:
Fee-for-service sales (1)	193	166	363	339
Loan loss provision	18	15	30	26
Reportability and other:
Deferrals of Sales of VOIs under construction	(91)	—	(25)	1
Fee-for-service sale upgrades	(11)	(10)	(19)	(26)
Other (2)	(2)	9	9	9
Contract sales	$357	$323	$686	$610
Sales of VOIs, net	$250	$143	$328	$261
Sales, marketing, brand and other fees	146	144	271	274
Less:
Marketing revenue and other fees	33	43	60	75
Sales revenue	363	244	539	460
Less:
Cost of VOI sales	61	34	80	67
Sales and marketing expense, net (3)	152	120	278	231
Real estate margin	$150	$90	$181	$162
Real estate margin percentage	41.3%	36.9%	33.6%	35.2%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(3)

Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers.  In Dec. 2017, HGV revised its definition of Sales and marketing expense, net to include revenues associated with sales incentives, title service and document compliance revenue to better align with how the Company evaluates the results of its real estate operations. This adjustment was retrospectively applied to prior period(s) to conform with the current presentation. See Supplemental Information Real Estate Margin on page 24 for additional information.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Interest income	$34	$32	$68	$64
Other financing revenue	5	4	9	7
Financing revenue	39	36	77	71
Consumer financing interest expense	6	6	10	10
Other financing expense	6	5	13	11
Financing expense	12	11	23	21
Financing margin	$27	$25	$54	$50
Financing margin percentage	69.2%	69.4%	70.1%	70.4%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Members			298,383	278,368
Net Owner Growth (NOG) (1)			20,015	18,756
Net Owner Growth % (NOG%)			7.2%	7.2%
Club management revenue	$23	$20	$46	$41
Resort management revenue	14	15	30	30
Resort and club management revenues	37	35	76	71
Club management expense	7	6	13	11
Resort management expense	4	4	9	9
Resort and club management expenses	11	10	22	20
Resort and club management margin	$26	$25	$54	$51
Resort and club management margin percentage	70.3%	71.4%	71.1%	71.8%

(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Rental revenues	$46	$40	$91	$81
Ancillary services revenues	7	7	13	12
Rental and ancillary services revenues	53	47	104	93
Rental expenses	25	25	48	48
Ancillary services expense	5	6	10	10
Rental and ancillary services expenses	30	31	58	58
Rental and ancillary services margin	$23	$16	$46	$35
Rental and ancillary services margin percentage	43.4%	34.0%	44.2%	37.6%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Sales of VOIs, net	$250	$143	$328	$261
Sales, marketing, brand and other fees	146	144	271	274
Financing	39	36	77	71
Real estate sales and financing segment revenues	435	323	676	606
Cost of VOI sales	(61)	(34)	(80)	(67)
Sales and marketing	(193)	(169)	(354)	(321)
Financing	(12)	(11)	(23)	(21)
Marketing package sales	(8)	(10)	(16)	(16)
Share-based compensation	1	—	2	1
Other adjustment items	1	—	2	—
Real estate sales and financing segment adjusted EBITDA	$163	$99	$207	$182
Real estate sales and financing segment adjusted EBITDA margin percentage	37.5%	30.7%	30.6%	30.0%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Resort and club management	$37	$35	$76	$71
Rental and ancillary services	53	47	104	93
Marketing package sales	8	10	16	16
Resort and club management segment revenue	98	92	196	180
Resort and club management	(11)	(10)	(22)	(20)
Rental and ancillary services	(30)	(31)	(58)	(58)
Share-based compensation expense	1	1	1	1
Resort and club segment adjusted EBITDA	$58	$52	$117	$103
Resort and club management segment adjusted EBITDA margin percentage	59.2%	56.5%	59.7%	57.2%

Supplemental Information on the Adoption of ASC 606

The following tables provide supplemental information on our condensed consolidated statement of operations, Adjusted EBITDA and real estate margin for the three and six months ended June 30, 2018, compared to the previous accounting guidance.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED JUNE 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Three Months Ended June 30, 2018
($ in millions)	As Reported	Effects of ASC 606	Previous Accounting Guidance	Three Months Ended June 30, 2017
Revenues
Sales of VOIs, net	$250	$(87)	$163	$143
Sales, marketing, brand and other fees	146	2	148	144
Financing	39	—	39	36
Resort and club management	37	—	37	35
Rental and ancillary services	53	—	53	47
Cost reimbursements	38	—	38	34
Total revenues	563	(85)	478	439
Expenses
Cost of VOI sales	61	(20)	41	34
Sales and marketing	193	(9)	184	169
Financing	12	—	12	11
Resort and club management	11	—	11	10
Rental and ancillary services	30	—	30	31
General and administrative	30	—	30	29
Depreciation and amortization	8	—	8	7
License fee expense	25	—	25	23
Cost reimbursements	38	—	38	34
Total operating expenses	408	(29)	379	348
Interest expense	(8)	—	(8)	(7)
Equity in losses from unconsolidated affiliates	(2)	—	(2)	—
Other gain, net	1	—	1	—
Income before income taxes	146	(56)	90	84
Income tax expense	(39)	14	(25)	(33)
Net income (loss)	$107	$(42)	$65	$51
Earnings per share:
Basic	$1.10	$(0.43)	$0.67	$0.51
Diluted	$1.10	$(0.44)	$0.66	$0.51

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE SIX MONTHS ENDED JUNE 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Six Months Ended June 30, 2018
($ in millions)	As Reported	Effects of ASC 606	Previous Accounting Guidance	Six Months Ended June 30, 2017
Revenues
Sales of VOIs, net	$328	$(28)	$300	$261
Sales, marketing, brand and other fees	271	6	277	274
Financing	77	—	77	71
Resort and club management	76	—	76	71
Rental and ancillary services	104	—	104	93
Cost reimbursements	74	—	74	68
Total revenues	930	(22)	908	838
Expenses
Cost of VOI sales	80	(2)	78	67
Sales and marketing	354	3	357	321
Financing	23	—	23	21
Resort and club management	22	—	22	20
Rental and ancillary services	58	—	58	58
General and administrative	53	—	53	52
Depreciation and amortization	16	—	16	14
License fee expense	48	—	48	43
Cost reimbursements	74	—	74	68
Total operating expenses	728	1	729	664
Interest expense	(15)	—	(15)	(14)
Equity in losses from unconsolidated affiliates	(1)	—	(1)	—
Income before income taxes	186	(23)	163	160
Income tax expense	(49)	5	(44)	(59)
Net income	$137	$(18)	$119	$101
Earnings per share:
Basic	$1.40	$(0.18)	$1.22	$1.02
Diluted	$1.39	$(0.18)	$1.21	$1.02

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED JUNE 30, 2018

SEGMENT EBITDA TO NET INCOME

(in millions)

	Three Months Ended June 30, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Three Months Ended June 30, 2017
Net Income	$107	$(42)	$65	$51
Interest expense	8	—	8	7
Income tax expense	39	(14)	25	33
Depreciation and amortization	8	—	8	7
Interest expense, depreciation and amortization included in equity in losses from unconsolidated affiliates	1	—	1	—
EBITDA	163	(56)	107	98
Other gain, net	(1)	—	(1)	—
Share-based compensation expense	5	—	5	5
Other adjustment items (1)	8	—	8	3
Adjusted EBITDA	$175	$(56)	$119	$106

Adjusted EBITDA:
Real estate sales and financing (2)	$163	$(56)	$107	$99
Resort operations and club management (2)	58	—	58	52
Segment Adjusted EBITDA	221	(56)	165	151
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	(1)	—	(1)	—
License fee expense	(25)	—	(25)	(23)
General and administrative (3)	(20)	—	(20)	(22)
Adjusted EBITDA	$175	$(56)	$119	$106
Adjusted EBITDA margin %	31.1%	65.9%	24.9%	24.1%
EBITDA margin %	29.0%	65.9%	22.4%	22.3%

_____________________

(1)	For the three months ended June 30, 2018 and 2017, amounts include $5 million and $2 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE SIX MONTHS ENDED JUNE 30, 2018

SEGMENT EBITDA TO NET INCOME

(in millions)

	Six Months Ended June 30, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Six Months Ended June 30, 2017
Net Income	$137	$(18)	$119	$101
Interest expense	15	—	15	14
Income tax expense	49	(5)	44	59
Depreciation and amortization	16	—	16	14
Interest expense, depreciation and amortization included in equity in losses from unconsolidated affiliates	2	—	2	—
EBITDA	219	(23)	196	188
Share-based compensation expense	8	—	8	8
Other adjustment items (1)	10	—	10	4
Adjusted EBITDA	$237	$(23)	$214	$200

Adjusted EBITDA:
Real estate sales and financing (2)	$207	$(23)	$184	$182
Resort operations and club management (2)	117	—	117	103
Segment Adjusted EBITDA	324	(23)	301	285
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	1	—	1	—
License fee expense	(48)	—	(48)	(43)
General and administrative (3)	(40)	—	(40)	(42)
Adjusted EBITDA	$237	$(23)	$214	$200
Adjusted EBITDA margin %	25.5%	104.5%	23.6%	23.9%
EBITDA margin %	23.5%	104.5%	21.6%	22.4%

_____________________

(1)	For the six months ended June 30, 2018 and 2017, amounts include $7 million and $3 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STARNDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED JUNE 30, 2018

REAL ESTATE MARGIN

(in millions)

	Three Months Ended June 30, 2018
	As Reported	Effect of ASC 606	Previous Accounting Guidance	Three Months Ended June 30, 2017
Sales of VOIs, net	$250	$(87)	$163	$143
Sales, marketing, brand and other fees	146	2	148	144
Less:
Marketing revenue and other fees	33	2	35	43
Sales revenue	363	(87)	276	244
Less:
Cost of VOI sales	61	(20)	41	34
Sales and marketing expense, net	152	(11)	141	120
Real estate margin	$150	$(56)	$94	$90
Real estate margin percentage	41.3%	64.4%	34.1%	36.9%

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STARNDARD ADOPTION – EFFECT ON THE SIX MONTHS ENDED JUNE 30, 2018

REAL ESTATE MARGIN

(in millions)

	Six Months Ended June 30, 2018
	As Reported	Effect of ASC 606	Previous Accounting Guidance	Six Months Ended June 30, 2017
Sales of VOIs, net	$328	$(28)	$300	$261
Sales, marketing, brand and other fees	271	6	277	274
Less:
Marketing revenue and other fees	60	6	66	75
Sales revenue	539	(28)	511	460
Less:
Cost of VOI sales	80	(2)	78	67
Sales and marketing expense, net	278	(3)	275	231
Real estate margin	$181	$(23)	$158	$162
Real estate margin percentage	33.6%	82.1%	30.9%	35.2%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

(in millions, except share data)

	2018 Low Case	2018 High Case
Contract Sales	9.0%	11.0%
Fee-for-service as % of contract sales	50%	55%

Net Income	$285	$300
Income tax expense	105	107
Pre-tax income	390	407
Interest expense	31	29
Depreciation and amortization	34	32
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	5	5
EBITDA	460	473
Share-based compensation expense	18	18
Other adjustment items	11	13
Adjusted EBITDA under ASC 606	489	504
Net deferral impact	(67)	(67)
Adjusted EBITDA under previous accounting guidance	$422	$437

Adjusted EBITDA	$489	$504
General and administrative	88	86
License fee expense	96	89
Adjusted EBITDA from unconsolidated affiliate	(4)	(6)
Segment EBITDA	$669	$673

Diluted shares	98	98
Earnings per share - diluted	$2.91	$3.06

Cash flow from operating activities (1)	$(220)	$(190)
Non-inventory capex	(60)	(50)
Free Cash Flow	(280)	(240)
Net proceeds from securitization activity	200	220
Adjusted Free Cash Flow	$(80)	$(20)

(1)

Inventory spending, which is included in cash flow from operating activities, is projected to be between $510 million and $530 million.  In addition to ongoing and previously announced projects and initiatives, this amount includes approximately $140 million of anticipated spending on new projects during 2018 that have not yet been announced.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;
•	EBITDA and adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of first-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities adjusted for share based compensation, less non-inventory capital spending.

Adjusted free cash flow represents free cash flow less non-recourse debt activities, net.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.

SUPPLEMENTAL INFORMATION

REAL ESTATE MARGIN

(in millions)

	2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs, net	$118	$143	$145	$142	$548
Sales, marketing, brand and other fees	130	144	127	143	544
Less:
Marketing revenue and other fees	32	43	34	36	145
Sales revenue	216	244	238	249	947
Less:
Cost of VOI sales	33	34	40	41	148
Sales and marketing expense, net (1)	112	120	132	128	492
Real estate margin	$71	$90	$66	$80	$307
Real estate margin percentage	32.9%	36.9%	27.7%	32.1%	32.4%

(1)

Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers. For the year ended Dec. 31, 2017, HGV revised its definition of Sales and marketing expense, net to include revenues associated with sales incentives, title service and document compliance revenue to better align with how the Company evaluates the results of its real estate operations. This adjustment was retrospectively applied to prior period(s) to conform with the current presentation.